Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orient Paper, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3/A of our reports dated March 25, 2014, relating to the consolidated financial statements of Orient Paper, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

June 18, 2014